UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2017

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, FuelCell Energy, Inc., (the "Company") is a party to the following agreements with POSCO Energy Co., Ltd. ("POSCO Energy");

(a)     Alliance Agreement ("AA"), dated as of February 7, 2007, with an expiration date of October 31, 2027;
(b)     the Technology Transfer, Distribution and Licensing Agreement ("TTA"), dated as of February 7, 2007, with  an expiration date of October 31, 2027;
(c)     the Stack Technology Transfer and License Agreement ("STTA"), dated October 27, 2009, with an expiration date of October 27, 2027; and
(d)    the Cell Technology Transfer and License Agreement ("CTTA"), dated October 31, 2012, with an original expiration date of October 31, 2027

On March 17, 2017, the Company entered into a Memorandum of Understanding (“2017 MOU”) with POSCO Energy to engage in discussions to further amend the above referenced agreements and other agreements between the parties, as well as engaging in discussions relating to entering into new agreements to further the parties mutual interests. The 2017 MOU contemplates that POSCO Energy will continue to service the existing installed base of fuel cell plants in South Korea. In addition, the 2017 MOU contemplates entering into a module procurement agreement with POSCO Energy that the Company anticipates will provide that POSCO Energy will commit to a specified level of module purchases from the Company to supplement its own local manufacturing for servicing their existing fleet. Definitive agreements are expected to be finalized in autumn 2017 subject to completion of due diligence, regulatory approvals, and customary closing conditions.

Pursuant the 2017 MOU, the Company will immediately commence marketing the entire suite of SureSource solutions in Korea as well as the broader Asian markets for the supply, recovery and storage of energy. This agreement is a binding provision of the 2017 MOU.
The foregoing description of the 2017 MOU is qualified by reference to the complete document, which is filed as Exhibit 10.1 to the Form 8-K.

Item 8.01	Other Information.

On March 21, 2017, the Company issued a press release related to the 2017 MOU, which is filed as Exhibit 99.1 to the Form 8-K.

Cautionary Language  Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans and expectations regarding the 2017 MOU. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company's ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Memorandum of Understanding for Market Transition dated as of March 17, 2017, by and between the Company and POSCO Energy
99.1	FuelCell Energy, Inc., Press Release, dated March 21, 2017.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: March 21, 2017	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer